UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2011 / May 4, 2011

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Domtar Corporation (the “Corporation”) held on May 4, 2011, the following items were submitted to a vote of the stockholders of the Corporation:

1.	Election of twelve Directors to serve for a term of one year that will expire at the Corporation’s 2012 annual meeting :

	For	Against	Abstain	Non Votes
JACK C. BINGLEMAN	34,974,597	81,464	4,904	1,498,067

LOUIS P. GIGNAC	34,969,846	85,194	5,908	1,498,084

BRIAN M. LEVITT	34,341,703	714,438	4,824	1,498,067

HAROLD H. MACKAY	35,030,137	11,562	19,266	1,498,067

DAVID G. MAFFUCCI	35,047,003	6,760	7,185	1,498,084

W. HENSON MOORE	34,973,913	82,277	4,775	1,498,067

MICHAEL R. ONUSTOCK	35,047,016	8,086	5,863	1,498,067

ROBERT J. STEACY	34,975,144	80,603	5,218	1,498,067

PAMELA B. STROBEL	35,050,070	5,995	4,900	1,498,067

RICHARD TAN	35,033,743	21,354	5,868	1,498,067

DENIS TURCOTTE	35,030,947	25,190	4,828	1,498,067

JOHN D. WILLIAMS	34,104,175	950,985	5,805	1,498,067

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

For	Against	Abstain
34,722,018	150,323	188,624

3.	The selection, by a non-binding advisory vote, of the frequency at which the stockholders of the Corporation will be asked to approve, by a non-binding advisory vote, the compensation paid by the Corporation to its Named Executive Officers;

1 Year	2 Years	3 Years	Abstain
32,636,581	14,310	2,614,536	68,808

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2011 fiscal year.

For	Against	Abstain
35,742,557	808,281	7,924

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
Name: Title:	Razvan L. Theodoru Vice-President, Corporate Law and Secretary

Date:	May 6, 2011

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